UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

October 15, 2012

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17106	91-1428250
(State or other jurisdiction of incorporation)	(Commission File No.)	IRS Employer I.D. No.

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

 (Address of principal executive offices)

(253) 851-7486

Registrant's telephone number

N/A

 (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 15, 2012, the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole County, Florida (the “Court”), issued its Consent Final Judgment (the “Judgment”) with respect to the issuance to five recipients of a total of 7,774,221 shares of the common stock (the “Shares”) of LKA International, Inc., a Delaware corporation (the “Company”).  Under the Judgment, the Court approved the settlements between the Company and Brannon Limited Partnership (“Brannon”); Cognitive Associates Limited Partnership; Cognitive Intelligence Limited Partnership; C.K. Cooper & Company, Inc.; and Sonata Multi-Manager Fund, LP, which settlements were disclosed in the Company’s Current Reports on Form 8-K dated August 14, 2012 (with respect to the Brannon settlement), and August 31, 2012 (with respect to all of the other settlements), and which Current Reports are incorporated herein by reference.  The Court further ruled that:  (i) the issuance of the Shares is fair, reasonable and equitable; and (ii) the Shares constitute exempted securities under Section 3(a)(10) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date: 10/17/12

By  /s/ Kye A. Abraham

Kye A. Abraham, President